Exhibit 99.4 – Pro Forma Financial Information

Adex Media, Inc. and Subsidiaries
Unaudited Pro Forma Combined Consolidated Financial Statements
Basis Of Pro Forma Presentation

On August 12, 2008 (the “Closing Date”), Adex Media, Inc., a Delaware corporation, (the “Company”) entered into a Membership Interest Purchase Agreement (“MIPA”) with the ten members (the “Members”) of Digital Instructor, LLC, a Colorado limited liability company (“Digital Instructor”) to purchase all outstanding membership interests (“Membership Interests”) of Digital Instructor.

Digital Instructor is engaged in the business of developing, manufacturing, selling and marketing consumer learning products through proprietary technologies.  It distributes its products to customers nationwide on both physical media and via digital delivery for use with personal computers and other devices.  Digital Instructor is based in Boulder, Colorado.

The purchase price for the Membership Interests consisted of the following:

(i)	One Million Dollars ($1,000,000) in cash at closing;

(ii)	A Senior Secured Promissory Note (the “Note”) in the principal amount of Five Hundred Thousand Dollars ($500,000) payable on February 12, 2009;

(iii)
 One Million Two Hundred Thousand (1,200,000) restricted shares of the Company’s common stock (the “Shares”).  The Shares are subject to a lockup and share release agreement which restricts the Members from selling the Shares until certain prescribed intervals; and

(iv)
 An additional amount up to Five Hundred Thousand Dollars ($500,000) payable within a certain period of time following August 12, 2009, subject to Digital Instructor achieving certain gross revenue performance milestones (the “Earn Out”).

The Company issued the Note to Digital Equity Partners, LLC (“Digital Equity Partners”), a Colorado limited liability company wholly owned by the selling members of Digital Instructor and formed for the purpose of holding the Note. The Note’s principal amount of Five Hundred Thousand Dollars ($500,000) bears no interest. The Note has a maturity date that is six months from the Closing Date and contains customary events of default that entitle the holder thereof to accelerate the maturity date of the unpaid principal amount.

As part of the transaction, the Company entered into a security agreement with Digital Equity Partners for purposes of collateralizing the Note (the “Security Agreement”). Under the Security Agreement, the Members were given a first priority security interest in the Membership Interests purchased by the Company.

The Shares are subject to two reset provisions over twelve months. The first reset provision shall occur six months after the Closing date (the “Six Month Reset”) and shall adjust the first six hundred thousand (600,000) Shares pursuant to a formula that compares the volume-weighted average price (the “VWAP”) of the Company’s common stock for the twenty days preceding the Six Month Reset to a contractually guaranteed minimum price per Share.  In the event the VWAP is less than $2.50 per share, the Company shall issue an additional number of shares of common stock as necessary to provide the Members with the benefit of the guaranteed minimum price. The Six Month Reset is subject to a maximum floor value for the VWAP of $0.75 per share. The second reset provision shall occur twelve months after the Closing date (the “Twelve Month Reset”) and shall adjust the second six hundred thousand (600,000) Shares pursuant to a formula that compares the VWAP of the Company’s stock for the twenty days preceding the Twelve Month Reset to a contractually guaranteed minimum price per Share.  In the event the VWAP is less than $2.50 per share, the Company shall issue an additional number of shares of common stock as necessary to provide the Members with the benefit of the guaranteed minimum price. The Twelve Month Reset is subject to a maximum floor value for the VWAP of $0.75 per share.

As part of the transaction, the Company entered into a lockup and share release agreement (the “Lockup”) which restricts the Members from selling the Shares until certain prescribed intervals. The Lockup begins to lapse twelve months after the Closing Date with all restrictions under the Lockup lapsing eighteen months after the Closing Date.

Concurrent with the closing, Mr. Dennis C. Hefter, Managing Member of Digital Instructor, entered into an employment agreement with the Company (the “Employment Agreement”).  Under the Employment Agreement, Mr. Hefter has been appointed a Division Manager of the Company, for which he will be paid a base salary of $280,000.  Mr. Hefter was also granted options to purchase 400,000 shares of the Company’s common stock at the closing price of the Company’s common stock on the Closing Date (the “Options”). The Options shall vest one fourth after twelve months of Mr. Hefter’s active service and the remainder ratably over the next thirty-six months of active service. Pursuant to the Employment Agreement, the Company agreed to indemnify Mr. Hefter (subject to customary limitations) in connection with any claims or liabilities to which Mr. Hefter may be subject in the course of his employment. Mr. Hefter will remain the sole manager of Digital Instructor during the term of his employment with the Company, subject to the Company’s discretion.

The purchase price for Digital Instructor was determined based on arm’s length negotiations. Prior to the acquisition, there were no material relationships between the Company and Digital Instructor nor with any of either company’s affiliates, directors, officers, or any associate of such directors or officers.

ADEX MEDIA, INC. and Subsidiaries
Pro Forma Combined Consolidated Balance Sheet
6/30/08

	Adex Media, Inc. and subsidiaries	Digital Instructor, LLC and subsidiaries	Combined	Pro forma Adjustments		Pro forma Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$710,843	$94,683	$805,526			$805,526
Short-term investments	4,361,513	-	4,361,513	(1,139,615)	(a)	3,221,898
Total cash, cash equivalents, and short-term investments	5,072,356	94,683	5,167,039	(1,139,615)		4,027,424
Accounts receivable, net of allowance for doubtful accounts of $410 and $410	158,122	52,646	210,768	-		210,768
Credit card holdbacks	-	350,349	350,349	-		350,349
Member note receivable	-	27,988	27,988	-		27,988
Other receivables	209,186	-	209,186	-		209,186
Prepaid expenses and other current assets	89,065	47,539	136,604	-		136,604
Inventory	-	62,064	62,064	-		62,064
Total current assets	5,528,729	635,269	6,163,998	(1,139,615)		5,024,383

Property and equipment, net	25,670	34,384	60,054	-		60,054
Prepaid expenses and other long term assets	-	26,702	26,702	-		26,702
Intangible assets, net	9,445	-	9,445	789,000	(a)	798,445
Goodwill	-	-	-	6,308,019	(a)	6,308,019

Total assets	$5,563,844	$696,355	$6,260,199	$5,957,404		$12,217,603

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities:
Accounts payable	$345,878	$262,978	$608,856	-		$608,856
Accrued liabilities	289,430	149,925	439,355	27,856	(a),(c)	467,211
Promissory Note	-	-	-	482,372	(a)	482,372
Total current liabilities	635,308	412,903	1,048,211	510,228		1,558,439

Deferred tax liability	-	-	-	442,000	(a)	442,000

Total Liabilities	635,308	412,903	1,048,211	952,228		2,000,439

Stockholders Equity:
Common Stock, $.0001 par value; 150,000,000
shares authorized, 29,524,653 and 250,000
shares issued and outstanding at June 30, 2008 and December 31, 2007 2008 and December 31, 2007	2,952	-	2,952	120	(a)	3,072
Additional paid in capital	5,402,398	-	5,402,398	5,642,884	(a)	11,045,282
Members' equity (deficit)	-	283,452	283,452	-637,828	(a),(b),(c)	(354,376)
Retained earnings (accumulated deficit)	(476,814)	-	(476,814)	-		(476,814)
Total stockholders equity	4,928,536	283,452	5,211,988	5,005,176		10,217,164

Total liabilities and stockholders equity	$5,563,844	$696,355	$6,260,199	$5,957,404		$12,217,603

ADEX MEDIA, INC. and Subsidiaries
Pro Forma Combined Consolidated Statements of Operations
For the six months ended June 30, 2008

	Adex Media, Inc. and subsidiaries	Digital Instructor, LLC and subsidiaries	Combined	Pro forma Adjustments		Pro forma Consolidated

Revenues, net	$1,409,329	$1,870,877	$3,280,206	$-		$3,280,206

Cost of sales	1,079,904	361,309	1,441,213	100,000	(c)	1,541,213

Gross profit	329,425	1,509,568	1,838,993	(100,000)		1,738,993

Operating expenses:
Product development	35,250	-	35,250	-		35,250
Sales and marketing	328,473	1,424,985	1,753,458	-		1,753,458
General administrative	551,208	101,141	652,349	-		652,349
Total operating expenses	914,931	1,526,126	2,441,057	0		2,441,057
Income (loss) before amortization of intangible assets, interest and provision for income taxes	(585,506)	(16,558)	(602,064)	(100,000)		(702,064)

Amortization of intangible assets	-	-	-	20,333	(c)	20,333

Interest income/(expense)	32,093	(1)	32,092	-		32,092

Income (loss) before provision for income taxes	(553,413)	(16,559)	(569,972)	(120,333)		(690,305)

Provision for income taxes	800	-	800	(6,624)	(d)	(5,824)

Net income (loss)	$(554,213)	$(16,559)	$(570,772)	$(113,709)		$(684,481)

Net income (loss) per common share, basic and diluted	$(0.07)		$(0.07)	$(0.09)		$(0.08)

Weighted average common shares used in
computing, basic and diluted loss per share	7,689,967		7,689,967	1,205,770	(e)	8,895,737

ADEX MEDIA, INC. and Subsidiaries
Pro Forma Combined Consolidated Statements of Operations
For the year ended December 31, 2007

	Adex Media, Inc. and subsidiaries	Digital Instructor, LLC and subsidiaries	Combined	Pro forma Adjustments		Pro forma Consolidated

Revenues	$1,771,478	$4,786,810	$6,558,288	$-		$6,558,288

Cost of revenues	1,328,322	355,952	1,684,274	200,000	(c)	1,884,274

Gross profit	443,156	4,430,858	4,874,014	(200,000)		4,674,014

Operating expenses–general, administrative, and marketing costs	251,147	4,023,830	4,274,977	-		4,274,977

Total operating expenses	251,147	4,023,830	4,274,977	-		4,274,977

Income from operations	192,009	407,028	599,037	(200,000)		399,037

Amortization of intangible assets	-	-	-	40,667	(c)	40,667

Interest income, net	2,320	349	2,669	-		2,669

Net income/(loss) before provision for income taxes	$194,329	$407,377	$601,706	$(240,667)		$361,039

Provision for income taxes	71,017	-	-	162,951	(d)	162,951

Net income/(loss)	123,312	407,377	601,706	(403,618)		198,088

Members' equity, beginning of year	1,396	(4,056)	(2,660)	-		(2,660)

Distributions to equity members	122,572	103,310	225,882	-		225,882

Members' equity, end of year	2,136	300,011	373,164	(403,618)		(30,454)

NOTES TO THE PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The combined condensed balance sheet and combined consolidated statements of operations include the accounts of Pieces Media, LLC., Abundantad, Inc., Adex Media, Inc., Digital Instructor, LLC, Digital Instructor EU Ltd., Overnight Genius Ltd., and Pagoda Marketing, Inc.

(a)	To record the assets and liabilities underlying the membership interests that were purchased on August 12, 2008. The purchase price consisted of the following:

i.	Cash	$ 1,000,000
ii.	Promissory Notes (present value)	482,372
iii.	Fair Value of shares	5,616,000
iv.	Closing costs	201,098
v.	Deferred Tax Liability Assumption	442,000
$ 7,741,470

The purchase price has initially been allocated as follows:

Intangible assets	$ 1,150,000
Goodwill	6,308,019
Net assets assumed	283,451
$ 7,741,470

As of June 30, 2008, $361,000 of amortization expense and related accumulated amortization is recorded in relation to the intangible assets.

The company has retained an independent valuation of the intangible assets although it has not finalized the allocation of the purchase price.

The intangible assets resulting from this transaction is primarily attributable to the product license agreements, product trade names, customer databases, and internal use software that was acquired.

(b)	To eliminate the balance in total equity of the acquired company as of the acquisition date. This amount was $283,451.

(c)	The intangible assets have the following useful lives:

Product license agreements	5 years
Product trade names	5 years
Customer database	3 years
Internal use software	5 years

Amortization of product license agreements and product trade names are included in cost of sales on the Pro Forma Statement of Operations. Amortization of customer database and internal use software are included in amortization of intangible assets on the Pro Forma Statement of Operations. Amortization charges are calculated as if the acquisition occurred on January 1, 2007.

(d)	Digital Instructor, LLC is a limited liability corporation and as such did not pay income taxes. This adjustment reflects the federal and state income taxes that would have been paid.

(e)	Consists of the weighted average effects of the 1,200,000 restricted shares issued to the selling members plus 5,770 shares issued as a finder’s fee related to this acquisition.